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                          PUTNAM ASSET ALLOCATION FUNDS
                        PUTNAM CAPITAL APPRECIATION FUND
                           PUTNAM CLASSIC EQUITY FUND
                     PUTNAM CONVERTIBLE INCOME-GROWTH TRUST
                          PUTNAM DISCOVERY GROWTH FUND
                           PUTNAM EQUITY INCOME FUND
                           PUTNAM EUROPE EQUITY FUND
                        THE GEORGE PUTNAM FUND OF BOSTON
                              PUTNAM FUNDS TRUST
                          PUTNAM GLOBAL EQUITY FUND
                      PUTNAM GLOBAL NATURAL RESOURCES FUND
                      THE PUTNAM FUND FOR GROWTH AND INCOME
                          PUTNAM HEALTH SCIENCES TRUST
                         PUTNAM INTERNATIONAL EQUITY FUND
                           PUTNAM INVESTMENT FUNDS
                             PUTNAM INVESTORS FUND
                         PUTNAM NEW OPPORTUNITIES FUND
                       PUTNAM OTC & EMERGING GROWTH FUND
                         PUTNAM TAX SMART FUNDS TRUST
                    PUTNAM UTILITIES GROWTH AND INCOME FUND
                               PUTNAM VISTA FUND
                              PUTNAM VOYAGER FUND

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PUTNAM INVESTMENTS

August 2004

Dear Investment Colleague:

I am writing to let you know about an upcoming proxy solicitation to Putnam fund shareholders. In early September, proxy materials will be mailed to shareholders of all 58 Putnam retail open-end funds. In early October, materials will be mailed to shareholders of all 28 Putnam Variable Trust funds. Most notably, the proxy relates to the election of the funds' Trustees. In addition, there are several administrative proposals. Shareholders can vote by mail, phone, or online. We hope you will encourage your clients to vote their proxies. The information below will help you answer questions you might receive from clients about the proxy votes.

Election of Trustees. Under this proposal, shareholders are asked to elect the funds' Trustees. Under new SEC requirements applicable to most mutual funds, at least 75% of a fund's Trustees, as well as its chairperson, must be independent, which means that they are not affiliated with the fund's investment advisor. Even prior to the recent SEC ruling and, in fact, since July 1, 2000, the Putnam funds' Trustees have met both independence requirements. We have always believed that having a majority of Trustees who are independent enhances the ability of the Trustees to effectively protect the interests of shareholders. The Putnam funds currently have 11 Trustees, nine of whom are independent. The Trustees have nominated three additional Trustees, two of whom would be independent. In total, shareholders are asked to vote for 14 Trustees, 11 of whom would be independent.

Approval of amendment to the funds' agreements and declarations of trust. This proposal, which would affect all funds except Putnam Tax Smart Equity Fund, would give the funds the flexibility to pay redemptions in the form of securities rather than in cash. Although the funds have no current intention of redeeming their shares in any form other than cash, the explicit authority to pay a redemption wholly or partially in kind may benefit a fund's remaining shareholders.

Approval of amendment to Putnam Equity Income Fund's investment objective. This proposal would restate the fund's investment objective to give greater emphasis to capital appreciation. Consistent with the fund's non-fundamental policy of investing at least 80% of net assets in common stocks and other equity investments that offer potential for current income, the fund's management team would be able to give more weight to stocks that offer capital appreciation potential.

Administrative changes

In general, the proposals below are administrative in nature, designed to increase the funds' investment flexibility and to make their investment restrictions simpler and more uniform across Putnam funds. These changes would also help make Putnam's compliance monitoring more efficient. The proposals seek to make changes to the funds' investment restrictions with respect to the following:

Borrowing and lending. These proposals, which would affect 51 funds, seek to bring the funds' borrowing and lending restrictions in line with those currently in place for other Putnam funds. It is important to note that it is not standard practice for any fund to borrow or lend money.

Diversification of investments. This proposal, which would affect all funds except Putnam Floating Rate Income Fund, seeks to simplify the funds' investment restrictions and make them uniform with respect to the Investment Company Act's technical diversification requirements. The proposal would not affect any fund's current status as a diversified or non-diversified fund. In particular, the proposal would enhance the funds' flexibility to use Putnam Prime Money Market Fund as a cash investment vehicle.

Issuance of senior securities. This proposal, which would affect 12 funds, seeks to simplify and standardize the funds' policies regarding senior securities, and to give these funds the maximum investment flexibility permitted under the Investment Company Act. A senior security has priority over any other security as to distribution of assets or dividends.

Investments in commodities and purchasing or selling options, puts, calls, straddles, and spreads. These proposals, which would only affect Putnam U.S. Government Income Trust, seek to revise the fund's commodities restriction and eliminate the fund's prohibition on investments in options and related derivatives. Although the fund's managers do not typically make these types of investments, these proposals are designed to make the fund's investment flexibility consistent with that of other Putnam funds.

The shareholder meeting for the retail open-end funds is scheduled to take place on November 11, 2004. The meeting for the 28 Putnam Variable Trust funds is scheduled for December 9, 2004.

I want to thank you in advance for helping your clients understand the proxy process, the proposals, and the importance of voting. If you have any questions, or would like more detailed information, please call Putnam Dealer Marketing Services at 1-800-354-4000.

Sincerely,

Richard Monaghan


FOR DEALER USE ONLY
Putnam Retail Management
217177              8/04